BURLINGTON RESOURCES INC.
                               EARNINGS PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)


                                                                              FIRST QUARTER
                                                           ----------------------------------------------------
                                                                     1997                       1996
                                                           -----------------------    -------------------------    ----
                                                           Earnings       Shares       Earnings       Shares
                                                           --------     ----------    ----------   ------------


                                                                (Dollars in Millions, Except per Share Amounts)
Primary earnings per common share
    Net earnings available for common stock and
       weighted average number of common
       shares outstanding .................................$    110    124,750,874    $       38    126,340,882
    Stock options assumed exercised - net .................       -        534,591             -        401,011
                                                           --------    -----------    ----------    -----------

    Total net earnings and primary common shares ..........$    110    125,285,465    $       38    126,741,893
                                                           ========    ===========    ==========    ===========

    Primary earnings per common share .....................$    .88                   $      .30
                                                           ========                   ==========

Fully diluted earnings per common share
    Net earnings available for common stock and
       weighted average number of common
       shares outstanding .................................$    110    124,750,874    $       38    126,340,882
    Stock options assumed exercised - net .................       -        535,363             -        444,218
                                                           --------    -----------     ---------    -----------


    Total net earnings and fully diluted common shares ....$    110    125,286,237    $       38    126,785,100
                                                           ========    ===========    ==========    ===========





    Fully diluted earnings per common share ...............$    .88                   $      .30
                                                           ========                   ==========

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